UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2024
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 16, 2024, Belden Inc., a Delaware corporation (the “Company”), as borrower representative on behalf of certain of its U.S. and non-U.S. subsidiaries, the Lenders (as defined below) and Administrative Agent (as defined below), entered into Amendment No. 2 to Second Amended and Restated Credit Agreement (the “Amendment”), which amends the Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) by and among the Company, as the U.S. borrower, certain non-U.S. subsidiaries of the Company located in Canada, Germany, the United Kingdom and the Netherlands, as foreign borrowers, certain other U.S. and non-U.S. subsidiaries of the Company party thereto as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of lenders (the “Lenders”).

Prior to the effectiveness of the Amendment, the Second Amended and Restated Credit Agreement included the Canadian Dollar Offered Rate (“CDOR”) as one of the interest rate benchmark options for Canadian Dollar borrowings. However, the members of Canadian Fixed-Income Forum (“CFIF”) and its working group on sustainable benchmarks, Canadian Alternative Reference Rate working group (“CARR”), unanimously recommended that the calculation and publication of CDOR should cease after June 30, 2024 and such decision was approved by applicable regulators. 1-month, 2-month, and 3-month CDOR maturities were each available to certain borrowers under the Second Amended and Restated Credit Agreement prior to the effectiveness of the Amendment.

Considering the announced discontinuation of CDOR, a determination was made by the Administrative Agent and the Company to amend the Second Amended and Restated Credit Agreement to replace CDOR with a new prevailing benchmark interest rate known as Term CORRA. “Term CORRA” is the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada for 1-month and 3-month maturities. As a result of this determination, the Company and the Administrative Agent have executed the Amendment to adopt Term CORRA as the new benchmark interest rate to replace CDOR for Canadian Dollar borrowings, with such Amendment to become effective June 29, 2024 (unless, contrary to expectations, the benchmark replacement for the CDOR Rate does not occur on such date).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Amendment were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number

10.1	Amendment No. 2 to Second Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: April 22, 2024	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary